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                                                                    EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of Seagate Software, Inc. of our report dated July 17, 1998, with respect to the consolidated financial statements and schedule of Seagate Software, Inc. included in the Annual Report on Form 10-K for the year ended July 3, 1998.




                                                    /s/ ERNST & YOUNG LLP


San Jose, California
September 1, 1998